Filed Pursuant to Rule 433(d) - Registration Statement No. 333-131727

ACE Securities Corp. Home Equity Loan Trust Series 2006-ASAP3	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$713,984,000 (Approximate)
Home Equity Loan Trust Series 2006-ASAP3

ACE Securities Corp (Depositor) ACE Securities Corp Home Equity Loan Trust, Series 2006-ASAP3 (Issuing Entity)

May 22, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

   ACE Securities Corp.
   Home Equity Loan Trust, Series 2006-ASAP3

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED May 22, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-ASAP3
$713,984,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination

Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	$351,056,000	Float	2.15	1 - 78	0	ACT/360	June 2036	AAA / Aaa
A-2A	111,722,000	Float	1.00	1 - 22	0	ACT/360	June 2036	AAA / Aaa
A-2B	47,855,000	Float	2.00	22 - 29	0	ACT/360	June 2036	AAA / Aaa
A-2C	33,546,000	Float	3.25	29 - 63	0	ACT/360	June 2036	AAA / Aaa
A-2D	24,095,000	Float	6.26	63 - 78	0	ACT/360	June 2036	AAA / Aaa
M-1	27,321,000	Float	4.87	47 - 78	0	ACT/360	June 2036	AA+ / Aa1
M-2	25,499,000	Float	4.70	44 - 78	0	ACT/360	June 2036	AA / Aa2
M-3	15,664,000	Float	4.61	42 - 78	0	ACT/360	June 2036	AA-/Aa3
M-4	13,478,000	Float	4.55	41 - 78	0	ACT/360	June 2036	A+/A1
M-5	12,750,000	Float	4.51	40 - 78	0	ACT/360	June 2036	A/A2
M-6	10,928,000	Float	4.49	40 - 78	0	ACT/360	June 2036	A-/A3
M-7	10,928,000	Float	4.46	39 - 78	0	ACT/360	June 2036	BBB+/Baa1
M-8	9,471,000	Float	4.44	38 - 78	0	ACT/360	June 2036	BBBBaa2
M-9	6,921,000	Float	4.43	38 - 78	0	ACT/360	June 2036	BBB/Baa3
M-10	5,464,000	Float	4.43	38 - 78	0	ACT/360	June 2036	BBB/Ba1
M-11	7,286,000	Float	4.37	37 - 78	0	ACT/360	June 2036	BBB/Ba2

Total	$713,984,000
Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are referred to herein as the “Offered Certificates.”

Certificates:
The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,421 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $728,556,320 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 3,132 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $450,071,477 and the Group II Mortgage Loans will represent approximately 1,289 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $278,484,843.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP3. The Issuing Entity is also referred to herein as the trust.

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association
Servicer:	Ocwen Loan Servicing, LLC

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company.

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	May 1, 2006

Expected Pricing:	Week of May 22, 2006

Expected Closing Date:	On or about May 30, 2006

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in June 2006.

Transaction Overview (Cont.)

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5225% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Transaction Overview (Cont.)

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any) 3) Overcollateralization (“OC”); and 4) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 44.00%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	22.00%	44.00%
M-1	AA+ / Aa1	18.25%	36.50%
M-2	AA / Aa2	14.75%	29.50%
M-3	AA-/Aa3	12.60%	25.20%
M-4	A+/A1	10.75%	21.50%
M-5	A/A2	9.00%	18.00%
M-6	A-/A3	7.50%	15.00%
M-7	BBB+/Baa1	6.00%	12.00%
M-8	BBBBaa2	4.70%	9.40%
M-9	BBB/Baa3	3.75%	7.50%
M-10	BBB/Ba1	3.00%	6.00%
M-11	BBB/Ba2	2.00%	4.00%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Transaction Overview (Cont.)

Net WAC Pass-Through Rate (Continued):
Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-ASAP3 Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $728,546,320. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.42]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview (Cont.)

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 44.00% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 36.50% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 29.50% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 25.20% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 21.50% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 18.00% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 15.00% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 12.00% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 9.40% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 7.50% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 6.00% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 4.00% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 36.36% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
June 2008 to May 2009	1.35%, plus 1/12th of 1.65% for each month thereafter
June 2009 to May 2010	3.00%, plus 1/12th of 1.65% for each month thereafter
June 2010 to May 2011	4.65%, plus 1/12th of 1.10% for each month thereafter
June 2011 to May 2012	5.75%, plus 1/12th of 0.25% for each month thereafter
June 2012 and thereafter	6.00%

Transaction Overview (Cont.)

Payment Priority:
I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:
1.  To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From excess interest, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.  From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.  To pay any remaining amount to the Non-offered Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.  To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis,and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.
4.  To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
5.  To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.
* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 4 and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)
6/25/2006	728,546,320.43
7/25/2006	718,065,776.39
8/25/2006	705,611,909.44
9/25/2006	691,225,642.40
10/25/2006	674,953,746.55
11/25/2006	656,859,095.11
12/25/2006	637,020,846.75
1/25/2007	615,538,521.85
2/25/2007	592,531,481.60
3/25/2007	568,176,420.46
4/25/2007	544,320,275.56
5/25/2007	521,439,895.16
6/25/2007	499,521,531.86
7/25/2007	478,525,513.26
8/25/2007	458,412,986.67
9/25/2007	439,146,737.48
10/25/2007	420,691,120.13
11/25/2007	403,011,991.79
12/25/2007	385,988,312.40
1/25/2008	369,526,651.40
2/25/2008	353,027,762.91
3/25/2008	305,033,446.09
4/25/2008	255,986,053.22
5/25/2008	214,952,082.93
6/25/2008	181,281,299.30
7/25/2008	167,650,218.97
8/25/2008	159,515,816.42
9/25/2008	152,025,395.59
10/25/2008	144,898,239.01
11/25/2008	138,108,276.11
12/25/2008	131,639,438.42
1/25/2009	125,476,439.96
2/25/2009	119,604,699.48
3/25/2009	114,010,470.96
4/25/2009	108,680,846.36
5/25/2009	103,603,472.69
6/25/2009	98,765,663.17
7/25/2009	94,156,003.92
8/25/2009	89,763,643.86
9/25/2009	85,578,268.34
10/25/2009	81,590,034.68
11/25/2009	77,789,589.38
12/25/2009	74,168,009.02

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	19.85	4.14	2.15	1.47	1.19
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Aug-08

A-2A	Avg Life	14.59	1.53	1.00	0.83	0.68
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Jun-27	Apr-09	Mar-08	Dec-07	Aug-07

A-2B	Avg Life	23.05	3.94	2.00	1.77	1.49
	First Payment Date	Jun-27	Apr-09	Mar-08	Dec-07	Aug-07
	Last Payment Date	Oct-31	Dec-11	Oct-08	Apr-08	Feb-08

A-2C	Avg Life	26.85	7.54	3.25	2.09	1.83
	First Payment Date	Oct-31	Dec-11	Oct-08	Apr-08	Feb-08
	Last Payment Date	Aug-34	Jul-16	Aug-11	Oct-08	Apr-08

A-2D	Avg Life	28.71	11.98	6.26	2.96	2.05
	First Payment Date	Aug-34	Jul-16	Aug-11	Oct-08	Apr-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Aug-08

M-1	Avg Life	26.77	8.17	4.87	4.82	3.40
	First Payment Date	Jul-29	Apr-10	Apr-10	Mar-11	Aug-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-2	Avg Life	26.77	8.17	4.70	4.76	3.49
	First Payment Date	Jul-29	Apr-10	Jan-10	Nov-10	Nov-09
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-3	Avg Life	26.77	8.17	4.61	4.42	3.38
	First Payment Date	Jul-29	Apr-10	Nov-09	Jul-10	Jul-09
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-4	Avg Life	26.77	8.17	4.55	4.20	3.17
	First Payment Date	Jul-29	Apr-10	Oct-09	Apr-10	May-09
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-5	Avg Life	26.77	8.17	4.51	4.04	3.04
	First Payment Date	Jul-29	Apr-10	Sep-09	Jan-10	Mar-09
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.77	8.17	4.49	3.94	2.94
	First Payment Date	Jul-29	Apr-10	Sep-09	Dec-09	Jan-09
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-7	Avg Life	26.77	8.17	4.46	3.84	2.86
	First Payment Date	Jul-29	Apr-10	Aug-09	Oct-09	Dec-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-8	Avg Life	26.77	8.17	4.44	3.78	2.81
	First Payment Date	Jul-29	Apr-10	Jul-09	Sep-09	Nov-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-9	Avg Life	26.77	8.17	4.43	3.73	2.77
	First Payment Date	Jul-29	Apr-10	Jul-09	Aug-09	Nov-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-10	Avg Life	26.77	8.17	4.43	3.71	2.73
	First Payment Date	Jul-29	Apr-10	Jul-09	Aug-09	Oct-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

M-11	Avg Life	26.76	8.11	4.37	3.64	2.70
	First Payment Date	Jul-29	Apr-10	Jun-09	Jul-09	Oct-08
	Last Payment Date	Mar-35	Oct-18	Nov-12	Mar-11	Nov-09

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	19.89	4.44	2.34	1.54	1.19
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Mar-36	Feb-31	Mar-21	Oct-17	Aug-08

A-2A	Avg Life	14.59	1.53	1.00	0.83	0.68
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Jun-27	Apr-09	Mar-08	Dec-07	Aug-07

A-2B	Avg Life	23.05	3.94	2.00	1.77	1.49
	First Payment Date	Jun-27	Apr-09	Mar-08	Dec-07	Aug-07
	Last Payment Date	Oct-31	Dec-11	Oct-08	Apr-08	Feb-08

A-2C	Avg Life	26.85	7.54	3.25	2.09	1.83
	First Payment Date	Oct-31	Dec-11	Oct-08	Apr-08	Feb-08
	Last Payment Date	Aug-34	Jul-16	Aug-11	Oct-08	Apr-08

A-2D	Avg Life	29.04	14.63	7.93	3.57	2.05
	First Payment Date	Aug-34	Jul-16	Aug-11	Oct-08	Apr-08
	Last Payment Date	Feb-36	Feb-31	Jan-21	Oct-17	Aug-08

M-1	Avg Life	26.88	8.95	5.37	6.71	5.60
	First Payment Date	Jul-29	Apr-10	Apr-10	Nov-11	Aug-08
	Last Payment Date	Feb-36	Apr-28	Dec-18	Jan-16	Oct-14

M-2	Avg Life	26.88	8.93	5.17	5.28	4.13
	First Payment Date	Jul-29	Apr-10	Jan-10	Nov-10	Nov-09
	Last Payment Date	Feb-36	Jul-27	Jun-18	Aug-15	Feb-13

M-3	Avg Life	26.88	8.90	5.06	4.78	3.65
	First Payment Date	Jul-29	Apr-10	Nov-09	Jul-10	Jul-09
	Last Payment Date	Jan-36	Aug-26	Nov-17	Feb-15	Sep-12

M-4	Avg Life	26.88	8.88	4.99	4.55	3.43
	First Payment Date	Jul-29	Apr-10	Oct-09	Apr-10	May-09
	Last Payment Date	Jan-36	Dec-25	Jun-17	Oct-14	Jun-12

M-5	Avg Life	26.87	8.84	4.93	4.38	3.28
	First Payment Date	Jul-29	Apr-10	Sep-09	Jan-10	Mar-09
	Last Payment Date	Jan-36	Apr-25	Dec-16	Jun-14	Mar-12

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	26.87	8.80	4.88	4.25	3.17
	First Payment Date	Jul-29	Apr-10	Sep-09	Dec-09	Jan-09
	Last Payment Date	Dec-35	Jul-24	Jun-16	Jan-14	Dec-11

M-7	Avg Life	26.87	8.73	4.81	4.13	3.07
	First Payment Date	Jul-29	Apr-10	Aug-09	Oct-09	Dec-08
	Last Payment Date	Dec-35	Sep-23	Dec-15	Aug-13	Aug-11

M-8	Avg Life	26.86	8.64	4.74	4.02	2.98
	First Payment Date	Jul-29	Apr-10	Jul-09	Sep-09	Nov-08
	Last Payment Date	Nov-35	Aug-22	May-15	Feb-13	Apr-11

M-9	Avg Life	26.85	8.55	4.66	3.92	2.90
	First Payment Date	Jul-29	Apr-10	Jul-09	Aug-09	Nov-08
	Last Payment Date	Sep-35	Aug-21	Aug-14	Aug-12	Nov-10

M-10	Avg Life	26.82	8.42	4.57	3.83	2.82
	First Payment Date	Jul-29	Apr-10	Jul-09	Aug-09	Oct-08
	Last Payment Date	Aug-35	Oct-20	Jan-14	Feb-12	Jul-10

M-11	Avg Life	26.77	8.15	4.40	3.67	2.72
	First Payment Date	Jul-29	Apr-10	Jun-09	Jul-09	Oct-08
	Last Payment Date	May-35	Sep-19	May-13	Aug-11	Mar-10

Class A-1 Net WAC Schedule*			Class A-1 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	23.320	46	3/25/2010	13.434
2	7/25/2006	21.901	47	4/25/2010	12.167
3	8/25/2006	21.747	48	5/25/2010	12.574
4	9/25/2006	21.640	49	6/25/2010	12.167
5	10/25/2006	21.585	50	7/25/2010	12.570
6	11/25/2006	21.374	51	8/25/2010	12.166
7	12/25/2006	21.285	52	9/25/2010	12.245
8	1/25/2007	21.033	53	10/25/2010	12.685
9	2/25/2007	20.832	54	11/25/2010	12.277
10	3/25/2007	20.866	55	12/25/2010	12.683
11	4/25/2007	20.388	56	1/25/2011	12.272
12	5/25/2007	20.256	57	2/25/2011	12.274
13	6/25/2007	19.956	58	3/25/2011	13.615
14	7/25/2007	19.833	59	4/25/2011	12.321
15	8/25/2007	19.535	60	5/25/2011	12.735
16	9/25/2007	19.330	61	6/25/2011	12.322
17	10/25/2007	19.225	62	7/25/2011	12.730
18	11/25/2007	18.933	63	8/25/2011	12.317
19	12/25/2007	18.841	64	9/25/2011	12.322
20	1/25/2008	18.553	65	10/25/2011	12.739
21	2/25/2008	18.435	66	11/25/2011	12.327
22	3/25/2008	19.869	67	12/25/2011	12.735
23	4/25/2008	18.629	68	1/25/2012	12.322
24	5/25/2008	17.945	69	2/25/2012	12.319
25	6/25/2008	16.940	70	3/25/2012	13.175
26	7/25/2008	16.881	71	4/25/2012	12.330
27	8/25/2008	16.541	72	5/25/2012	12.740
28	9/25/2008	17.050	73	6/25/2012	12.326
29	10/25/2008	17.225	74	7/25/2012	12.734
30	11/25/2008	16.843	75	8/25/2012	12.321
31	12/25/2008	16.979	76	9/25/2012	12.326
32	1/25/2009	16.600	77	10/25/2012	12.742
33	2/25/2009	16.522	78	11/25/2012	12.330
34	3/25/2009	18.234
35	4/25/2009	17.323
36	5/25/2009	17.524
37	6/25/2009	17.110
38	7/25/2009	17.307
39	8/25/2009	16.928
40	9/25/2009	17.540
41	10/25/2009	17.855				*Running to Call
42	11/25/2009	17.421				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	17.659				*1 Month LIBOR: 20%
44	1/25/2010	12.041				*6 Month Libor: 20%; 1 Year Libor: 20%
45	2/25/2010	12.045				*Includes Net Swap Payments received from the Swap Provider

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	22.922	46	3/25/2010	13.144
2	7/25/2006	21.556	47	4/25/2010	11.887
3	8/25/2006	21.413	48	5/25/2010	12.284
4	9/25/2006	21.306	49	6/25/2010	11.887
5	10/25/2006	21.239	50	7/25/2010	12.282
6	11/25/2006	21.040	51	8/25/2010	11.890
7	12/25/2006	20.939	52	9/25/2010	11.994
8	1/25/2007	20.698	53	10/25/2010	12.409
9	2/25/2007	20.497	54	11/25/2010	12.010
10	3/25/2007	20.495	55	12/25/2010	12.415
11	4/25/2007	20.053	56	1/25/2011	12.016
12	5/25/2007	19.907	57	2/25/2011	12.019
13	6/25/2007	19.618	58	3/25/2011	13.313
14	7/25/2007	19.484	59	4/25/2011	12.041
15	8/25/2007	19.197	60	5/25/2011	12.458
16	9/25/2007	18.992	61	6/25/2011	12.055
17	10/25/2007	18.876	62	7/25/2011	12.456
18	11/25/2007	18.592	63	8/25/2011	12.054
19	12/25/2007	18.487	64	9/25/2011	12.054
20	1/25/2008	18.207	65	10/25/2011	12.460
21	2/25/2008	18.215	66	11/25/2011	12.061
22	3/25/2008	19.468	67	12/25/2011	12.463
23	4/25/2008	18.275	68	1/25/2012	12.059
24	5/25/2008	17.594	69	2/25/2012	12.059
25	6/25/2008	16.601	70	3/25/2012	12.890
26	7/25/2008	16.525	71	4/25/2012	12.062
27	8/25/2008	16.240	72	5/25/2012	12.468
28	9/25/2008	16.697	73	6/25/2012	12.065
29	10/25/2008	16.868	74	7/25/2012	12.466
30	11/25/2008	16.501	75	8/25/2012	12.063
31	12/25/2008	16.624	76	9/25/2012	12.063
32	1/25/2009	16.260	77	10/25/2012	12.468
33	2/25/2009	16.231	78	11/25/2012	12.069
34	3/25/2009	17.940
35	4/25/2009	17.012
36	5/25/2009	17.206
37	6/25/2009	16.803
38	7/25/2009	16.992
39	8/25/2009	16.667
40	9/25/2009	17.252
41	10/25/2009	17.547				*Running to Call
42	11/25/2009	17.127				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	17.356				*1 Month LIBOR: 20%
44	1/25/2010	11.750				*6 Month Libor: 20%; 1 Year Libor: 20%
45	2/25/2010	11.760				*Includes Net Swap Payments received from the Swap Provider

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	23.168	46	3/25/2010	13.323
2	7/25/2006	21.769	47	4/25/2010	12.060
3	8/25/2006	21.619	48	5/25/2010	12.463
4	9/25/2006	21.512	49	6/25/2010	12.060
5	10/25/2006	21.453	50	7/25/2010	12.460
6	11/25/2006	21.246	51	8/25/2010	12.061
7	12/25/2006	21.153	52	9/25/2010	12.149
8	1/25/2007	20.905	53	10/25/2010	12.580
9	2/25/2007	20.704	54	11/25/2010	12.175
10	3/25/2007	20.724	55	12/25/2010	12.581
11	4/25/2007	20.260	56	1/25/2011	12.174
12	5/25/2007	20.123	57	2/25/2011	12.176
13	6/25/2007	19.827	58	3/25/2011	13.500
14	7/25/2007	19.700	59	4/25/2011	12.214
15	8/25/2007	19.406	60	5/25/2011	12.629
16	9/25/2007	19.201	61	6/25/2011	12.220
17	10/25/2007	19.092	62	7/25/2011	12.625
18	11/25/2007	18.803	63	8/25/2011	12.216
19	12/25/2007	18.706	64	9/25/2011	12.220
20	1/25/2008	18.421	65	10/25/2011	12.632
21	2/25/2008	18.351	66	11/25/2011	12.226
22	3/25/2008	19.715	67	12/25/2011	12.631
23	4/25/2008	18.494	68	1/25/2012	12.221
24	5/25/2008	17.811	69	2/25/2012	12.220
25	6/25/2008	16.811	70	3/25/2012	13.066
26	7/25/2008	16.745	71	4/25/2012	12.228
27	8/25/2008	16.426	72	5/25/2012	12.636
28	9/25/2008	16.915	73	6/25/2012	12.227
29	10/25/2008	17.088	74	7/25/2012	12.632
30	11/25/2008	16.713	75	8/25/2012	12.222
31	12/25/2008	16.843	76	9/25/2012	12.225
32	1/25/2009	16.470	77	10/25/2012	12.638
33	2/25/2009	16.411	78	11/25/2012	12.230
34	3/25/2009	18.121
35	4/25/2009	17.204
36	5/25/2009	17.402
37	6/25/2009	16.993
38	7/25/2009	17.187
39	8/25/2009	16.828
40	9/25/2009	17.430
41	10/25/2009	17.737				*Running to Call
42	11/25/2009	17.309				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	12/25/2009	17.543				*1 Month LIBOR: 20%
44	1/25/2010	11.930				*6 Month Libor: 20%; 1 Year Libor: 20%
45	2/25/2010	11.936				*Includes Net Swap Payments received from the Swap Provider

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	263	5.0910	5.3028	263	45	401	5.4308	5.5272	384
2	172	5.1835	5.3419	172	46	454	5.4323	5.5432	444
3	172	5.2494	5.3699	172	47	401	5.4366	5.5617	388
4	172	5.2688	5.3854	172	48	419	5.4433	5.5775	406
5	173	5.3074	5.3962	173	49	402	5.5175	5.5944	380
6	172	5.3567	5.3959	172	50	419	5.5222	5.5987	399
7	173	5.3234	5.3833	173	51	402	5.5267	5.6023	380
8	173	5.3515	5.3738	172	52	402	5.5319	5.6061	385
9	173	5.3367	5.3587	172	53	420	5.5348	5.6092	404
10	178	5.3383	5.3453	177	54	402	5.5393	5.6124	384
11	173	5.3054	5.3330	172	55	420	5.5427	5.6163	403
12	176	5.2887	5.3242	174	56	403	5.5463	5.6292	384
13	174	5.2660	5.3187	172	57	403	5.5495	5.6400	384
14	177	5.2630	5.3154	175	58	457	5.5514	5.6522	446
15	174	5.2614	5.3125	172	59	406	5.5556	5.6657	391
16	174	5.2577	5.3093	172	60	424	5.5614	5.6768	410
17	178	5.2546	5.3057	175	61	407	5.6132	5.6886	386
18	175	5.2525	5.3029	172	62	424	5.6157	5.6917	405
19	179	5.2487	5.3016	176	63	407	5.6195	5.6951	385
20	176	5.2467	5.3112	173	64	407	5.6234	5.6992	388
21	187	5.2430	5.3209	184	65	424	5.6258	5.7002	408
22	355	5.2391	5.3326	353	66	407	5.6292	5.7033	388
23	358	5.2367	5.3453	355	67	424	5.6326	5.7055	407
24	368	5.2451	5.3590	364	68	407	5.6349	5.7102	388
25	361	5.3062	5.3714	353	69	407	5.6383	5.7134	387
26	370	5.3077	5.3725	362	70	442	5.6389	5.7175	427
27	361	5.3099	5.3744	353	71	407	5.6419	5.7218	388
28	361	5.3116	5.3754	355	72	425	5.6444	5.7248	408
29	371	5.3136	5.3755	365	73	409	5.6556	5.7289	389
30	361	5.3150	5.3771	355	74	427	5.6571	5.7300	409
31	372	5.3159	5.3798	366	75	411	5.6602	5.7314	391
32	362	5.3170	5.3949	356	76	412	5.6610	5.7327	393
33	364	5.3181	5.4106	357	77	430	5.6619	5.7324	413
34	419	5.3178	5.4255	418	78	414	5.6641	5.7338	395
35	395	5.3206	5.4424	393
36	406	5.3334	5.4599	403
37	395	5.4027	5.4755	388
38	397	5.4072	5.4797	390
39	391	5.4108	5.4825	383
40	393	5.4144	5.4857	389
41	405	5.4180	5.4877	402
42	394	5.4220	5.4913	390
43	406	5.4257	5.4942	402
44	401	5.4281	5.5123	383
*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	29.96	21.38
M-2	23.66	18.41
M-3	20.26	16.58
M-4	17.59	15.00
M-5	15.24	13.50
M-6	13.33	12.20
M-7	11.48	10.85
M-8	9.94	9.66
M-9	8.81	8.74
M-10	7.94	8.01
M-11	7.03	7.22

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	4,421	Index Type:
Aggregate Principal Balance:	$728,556,320	1 Year LIBOR	0.10%
Conforming Principal Balance Loans:	$629,653,768	6 Month LIBOR:	93.00%
Average Principal Balance:	$164,794	Fixed Rate:	6.91%
Range:	$9,984 - $848,856	W.A. Initial Periodic Cap:	2.985%
W.A. Coupon:	7.785%	W.A. Subsequent Periodic Cap:	1.001%
Range:	4.875% - 13.500%	W.A. Lifetime Rate Cap:	6.000%
W.A. Gross Margin:	4.740%	Property Type:
Range:	2.117% - 9.875%	Single Family:	61.67%
W.A. Remaining Term (months):	349	PUD:	29.15%
Range (months):	169 - 360	Condo:	6.99%
W.A. Seasoning (months):	3	2-4 Family:	2.04%
Latest Maturity Date:	May 1, 2036	Townhouse:	0.14%
State Concentration (Top 5):		Modular:	0.02%
California:	25.72%	Occupancy Status:
Minnesota:	10.39%	Primary:	97.31%
Florida:	7.43%	Investment:	2.17%
Arizona:	6.74%	Second Home:	0.52%
Illinois:	4.39%	Documentation Status:
W.A. Original Combined LTV:	80.82%	Full:	61.60%
Range:	8.46% - 100.00%	Stated:	28.63%
First Liens:	95.38%	Limited:	8.31%
Second Liens:	4.62%	None:	1.45%
Non-Balloon Loans:	94.27%	Non-Zero W.A. Prepayment Penalty - Term (months):	27
Non-Zero W.A. FICO Score:	643	Loans with Prepay Penalties:	78.48%
		Interest Only Loans:	62.46%
		Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	13	975,028	0.13	7.845	620	75.47
Fixed - 20 Year	5	232,301	0.03	11.144	650	94.53
Fixed - 30 Year	132	15,210,502	2.09	8.504	629	80.14
Balloon - 15/30	728	31,716,675	4.35	10.759	649	99.31
Balloon - 20/30	36	1,656,258	0.23	10.916	643	99.47
Balloon - 30/40	3	539,207	0.07	8.042	641	71.68
ARM - 6 Month	4	681,208	0.09	7.391	661	81.32
ARM - 6 Month IO	8	1,671,670	0.23	7.469	631	78.79
ARM - 1 Year/6 Month	16	2,727,200	0.37	8.117	625	80.54
ARM - 1 Year/6 Month IO	17	5,184,950	0.71	7.983	656	77.89
ARM - 2 Year/6 Month	1,243	176,686,756	24.25	8.053	628	80.21
ARM - 2 Year/6 Month IO	1,564	369,204,449	50.68	7.453	649	79.97
ARM - 2 Year/6 Month 30/40 Balloon	28	6,146,817	0.84	8.432	614	76.13
ARM - 3 Year/6 Month	214	30,694,932	4.21	7.743	632	80.64
ARM - 3 Year/6 Month IO	318	67,663,026	9.29	7.255	653	79.47
ARM - 3 Year/6 Month 30/40 Balloon	9	1,703,924	0.23	7.824	639	69.42
ARM - 5 Year/6 Month	26	4,560,100	0.63	7.694	662	80.40
ARM - 5 Year/6 Month IO	55	10,608,319	1.46	7.461	652	79.50
ARM - 1 Year IO	1	340,000	0.05	7.750	602	80.00
ARM -5 Year/1 Year IO	1	353,000	0.05	6.500	646	79.68
TOTAL:	4,421	728,556,320	100.00	7.785	643	80.82

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,457	273,530,907	37.54	8.376	632	82.42
60	1,961	454,072,654	62.32	7.430	650	79.86
120	3	952,760	0.13	7.134	656	80.00
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	650	21,475,416	2.95	10.551	634	95.38
50,000.01 - 100,000.00	791	59,220,140	8.13	8.909	628	84.64
100,000.01 - 150,000.00	993	124,138,298	17.04	7.910	630	80.47
150,000.01 - 200,000.00	743	130,041,786	17.85	7.653	637	80.03
200,000.01 - 250,000.00	422	94,475,967	12.97	7.615	639	79.93
250,000.01 - 300,000.00	265	72,492,908	9.95	7.458	649	79.38
300,000.01 - 350,000.00	205	66,187,204	9.08	7.398	654	79.76
350,000.01 - 400,000.00	122	45,470,638	6.24	7.374	655	80.61
400,000.01 - 450,000.00	90	38,159,721	5.24	7.426	667	81.31
450,000.01 - 500,000.00	54	25,631,046	3.52	7.427	657	79.87
500,000.01 - 550,000.00	31	16,230,283	2.23	7.346	661	80.17
550,000.01 - 600,000.00	26	14,852,617	2.04	7.245	663	80.46
600,000.01 - 650,000.00	11	6,940,944	0.95	7.654	662	79.62
650,000.01 - 700,000.00	7	4,729,294	0.65	7.654	646	73.68
700,000.01 - 750,000.00	6	4,429,353	0.61	7.882	651	76.46
750,000.01 - 800,000.00	2	1,579,950	0.22	7.560	650	72.33
800,000.01 - 850,000.00	3	2,500,755	0.34	7.463	639	68.48
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	650	21,475,416	2.95	10.551	634	95.38
50,000.01 - 100,000.00	794	59,518,395	8.17	8.903	628	84.60
100,000.01 - 150,000.00	993	124,289,526	17.06	7.909	630	80.49
150,000.01 - 200,000.00	740	129,592,303	17.79	7.653	637	80.02
200,000.01 - 250,000.00	422	94,475,967	12.97	7.615	639	79.93
250,000.01 - 300,000.00	265	72,492,908	9.95	7.458	649	79.38
300,000.01 - 350,000.00	205	66,187,204	9.08	7.398	654	79.76
350,000.01 - 400,000.00	123	45,870,608	6.30	7.373	655	80.70
400,000.01 - 450,000.00	89	37,759,751	5.18	7.428	668	81.22
450,000.01 - 500,000.00	54	25,631,046	3.52	7.427	657	79.87
500,000.01 - 550,000.00	31	16,230,283	2.23	7.346	661	80.17
550,000.01 - 600,000.00	26	14,852,617	2.04	7.245	663	80.46
600,000.01 - 650,000.00	11	6,940,944	0.95	7.654	662	79.62
650,000.01 - 700,000.00	7	4,729,294	0.65	7.654	646	73.68
700,000.01 - 750,000.00	6	4,429,353	0.61	7.882	651	76.46
750,000.01 - 800,000.00	2	1,579,950	0.22	7.560	650	72.33
800,000.01 - 850,000.00	3	2,500,755	0.34	7.463	639	68.48
Total:	4,421	728,556,320	100.00	7.785	643	80.82

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	741	32,691,703	4.49	10.672	648	98.60
181 - 240	41	1,888,559	0.26	10.944	644	98.87
301 - 360	3,639	693,976,059	95.25	7.640	643	79.93
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	446,588	0.06	4.875	686	80.00
5.000 - 5.499	6	1,452,235	0.20	5.335	675	80.00
5.500 - 5.999	50	12,065,729	1.66	5.787	684	80.06
6.000 - 6.499	162	40,021,464	5.49	6.226	675	79.64
6.500 - 6.999	524	121,047,126	16.61	6.733	668	79.19
7.000 - 7.499	666	140,750,978	19.32	7.224	652	79.25
7.500 - 7.999	832	160,394,625	22.02	7.699	638	79.41
8.000 - 8.499	495	88,813,763	12.19	8.186	629	78.80
8.500 - 8.999	487	74,000,739	10.16	8.693	617	80.98
9.000 - 9.499	219	25,480,301	3.50	9.184	612	84.76
9.500 - 9.999	268	25,521,716	3.50	9.684	616	88.57
10.000 - 10.499	168	11,578,067	1.59	10.221	625	92.97
10.500 - 10.999	166	10,477,115	1.44	10.723	625	94.29
11.000 - 11.499	102	5,598,925	0.77	11.157	634	98.69
11.500 - 11.999	100	4,442,298	0.61	11.677	623	98.57
12.000 - 12.499	92	3,743,360	0.51	12.094	604	96.09
12.500 - 12.999	67	2,328,446	0.32	12.594	594	99.91
13.000 - 13.499	13	353,957	0.05	13.027	587	100.00
13.500 - 13.999	2	38,888	0.01	13.500	589	100.00
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	49	5,910,807	0.81	8.024	617	41.43
50.01 - 55.00	23	3,854,207	0.53	7.980	602	53.29
55.01 - 60.00	27	3,786,187	0.52	7.947	620	57.65
60.01 - 65.00	61	13,438,167	1.84	7.861	614	63.53
65.01 - 70.00	78	15,127,329	2.08	7.866	624	68.66
70.01 - 75.00	108	24,744,818	3.40	8.204	614	73.87
75.01 - 80.00	2,782	544,061,623	74.68	7.427	649	79.92
80.01 - 85.00	124	20,539,075	2.82	8.393	605	84.40
85.01 - 90.00	208	34,126,751	4.68	8.644	626	89.75
90.01 - 95.00	110	15,303,805	2.10	8.778	631	94.68
95.01 - 100.00	851	47,663,550	6.54	10.348	644	99.93
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	1	104,262	0.01	7.650	514	80.00
525 - 549	52	6,757,501	0.93	9.178	544	74.35
550 - 574	197	30,173,939	4.14	8.876	564	77.28
575 - 599	803	106,112,746	14.56	8.462	589	80.92
600 - 624	943	143,762,304	19.73	7.897	612	81.30
625 - 649	810	137,693,085	18.90	7.693	638	80.88
650 - 674	765	140,369,915	19.27	7.540	661	80.72
675 - 699	399	73,500,259	10.09	7.363	685	81.42
700 - 724	196	39,464,069	5.42	7.238	711	80.59
725 - 749	147	26,888,418	3.69	7.225	737	81.96
750 - 774	78	16,558,029	2.27	7.146	761	81.53
775 - 799	22	4,851,228	0.67	7.082	786	80.33
800 - 824	8	2,320,565	0.32	7.064	807	81.16
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	605	187,385,392	25.72	7.282	663	79.57
Minnesota	516	75,695,108	10.39	7.771	638	81.39
Florida	307	54,099,344	7.43	7.967	653	81.04
Arizona	266	49,105,466	6.74	7.731	643	79.03
Illinois	222	31,959,913	4.39	8.387	631	82.31
Texas	233	29,327,036	4.03	7.633	632	81.23
Michigan	285	27,545,248	3.78	8.244	631	83.34
Maryland	118	27,368,179	3.76	7.859	643	79.67
Washington	139	26,040,704	3.57	7.584	638	80.66
Ohio	266	25,202,632	3.46	7.946	620	84.51
Virginia	91	20,749,463	2.85	8.040	633	80.75
Nevada	86	19,147,543	2.63	7.361	657	79.73
Colorado	113	18,170,441	2.49	7.512	636	81.12
Wisconsin	183	17,440,976	2.39	8.482	636	82.53
Tennessee	102	12,994,247	1.78	7.835	624	81.25
Indiana	95	8,965,640	1.23	8.351	619	82.73
North Carolina	86	8,877,221	1.22	8.332	616	82.74
Kentucky	90	8,782,101	1.21	7.949	627	83.56
Georgia	59	8,246,382	1.13	8.159	627	82.91
Oregon	38	8,028,378	1.10	7.980	643	82.34
Missouri	79	7,219,014	0.99	8.559	618	84.12
Pennsylvania	65	6,713,749	0.92	8.222	635	83.06
New Jersey	22	5,143,308	0.71	8.707	632	78.80
South Carolina	41	4,381,529	0.60	8.629	620	83.47
Connecticut	20	3,854,425	0.53	8.100	603	75.24
Utah	28	3,578,486	0.49	8.108	640	82.93
New York	14	3,562,869	0.49	8.550	631	73.59
New Mexico	23	3,265,444	0.45	8.048	635	81.04
Idaho	26	3,209,435	0.44	8.211	626	78.79
Alabama	24	2,478,346	0.34	8.735	636	85.79
Louisiana	20	2,210,691	0.30	8.343	642	80.72
Iowa	21	1,976,237	0.27	8.797	615	79.85
Mississippi	26	1,846,248	0.25	8.790	615	84.11
District of Columbia	8	1,804,335	0.25	7.566	624	68.17
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Arkansas	26	1,601,310	0.22	8.400	635	81.62
Massachusetts	7	1,510,275	0.21	9.402	622	78.08
Delaware	7	1,251,489	0.17	7.984	603	74.90
Oklahoma	10	1,013,047	0.14	9.139	607	87.10
Hawaii	3	951,661	0.13	7.317	605	67.58
West Virginia	6	874,414	0.12	8.083	625	81.56
Montana	7	849,061	0.12	8.344	617	83.37
Kansas	9	716,641	0.10	8.926	625	83.74
Wyoming	5	576,155	0.08	7.979	610	83.37
New Hampshire	4	575,073	0.08	7.459	682	80.00
Alaska	2	477,200	0.07	7.812	678	80.00
Vermont	3	425,574	0.06	7.711	621	71.94
Nebraska	7	388,063	0.05	8.137	666	83.34
Maine	3	335,165	0.05	7.768	612	71.82
South Dakota	3	303,293	0.04	8.770	630	80.48
Rhode Island	1	274,000	0.04	10.500	582	89.84
North Dakota	1	58,367	0.01	8.875	603	80.00
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,299	708,991,241	97.31	7.771	642	80.87
Investment	103	15,777,700	2.17	8.295	672	77.77
Second Home	19	3,787,380	0.52	8.265	676	83.95
Total:	4,421	728,556,320	100.00	7.785	643	80.82

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	3,081	448,795,557	61.60	7.821	627	81.39
Stated Documentation	1,040	208,619,464	28.63	7.698	675	79.86
Limited	242	60,579,154	8.31	7.724	641	80.66
No Documentation	58	10,562,146	1.45	8.340	697	76.10
Total:	4,421	728,556,320	100.00	7.785	643	80.82

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	3,112	521,867,337	71.63	7.667	651	81.61
Refinance - Cashout	1,057	174,867,478	24.00	8.081	621	78.44
Refinance - Rate Term	252	31,821,506	4.37	8.091	628	80.85
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,951	449,316,788	61.67	7.921	639	80.98
PUD	1,061	212,337,895	29.15	7.471	649	80.64
Condo	308	50,895,360	6.99	7.852	650	80.74
2-4 Family	96	14,865,789	2.04	7.968	650	79.69
Townhouse	4	1,023,188	0.14	7.103	641	67.80
Modular	1	117,300	0.02	8.875	616	85.00
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
July-2006	5	1,006,677	0.15	7.043	657	83.18
August-2006	3	741,228	0.11	8.114	624	75.05
September-2006	2	294,173	0.04	6.655	651	76.55
October-2006	2	310,800	0.05	7.909	612	81.16
January-2007	4	1,007,346	0.15	7.617	708	79.25
February-2007	10	2,762,649	0.41	8.368	660	79.84
March-2007	9	2,030,812	0.30	7.685	623	77.50
April-2007	9	2,091,742	0.31	8.196	615	78.47
May-2007	2	359,600	0.05	7.296	619	80.00
July-2007	1	187,600	0.03	6.750	636	80.00
August-2007	3	194,419	0.03	8.026	603	86.44
September-2007	5	932,259	0.14	7.024	633	78.69
October-2007	27	7,063,900	1.04	6.582	683	82.27
November-2007	50	11,408,342	1.68	6.913	648	80.45
December-2007	129	28,225,705	4.16	7.369	651	80.95
January-2008	491	97,837,780	14.43	7.421	645	80.15
February-2008	639	124,533,602	18.36	7.724	639	80.11
March-2008	756	141,802,875	20.91	7.776	639	79.80
April-2008	652	124,665,780	18.38	7.792	642	79.80
May-2008	83	15,307,249	2.26	8.017	631	78.89
September-2008	2	415,200	0.06	6.980	613	79.69
October-2008	5	1,418,386	0.21	6.169	681	84.38
November-2008	8	1,518,393	0.22	7.625	645	81.53
December-2008	28	6,042,544	0.89	7.220	647	80.46
January-2009	97	19,884,301	2.93	6.928	662	79.28
February-2009	124	20,848,116	3.07	7.560	639	79.25
March-2009	137	25,146,474	3.71	7.459	646	79.73
April-2009	127	23,097,097	3.41	7.733	637	79.44
May-2009	12	1,569,883	0.23	7.872	653	81.28
August-2010	1	118,240	0.02	6.875	679	79.97
October-2010	1	292,000	0.04	5.250	659	80.00
November-2010	2	503,200	0.07	6.997	625	80.00
December-2010	1	362,300	0.05	7.625	668	80.00
January-2011	11	2,402,213	0.35	7.118	679	77.81
February-2011	17	3,088,038	0.46	7.250	666	81.55
March-2011	21	3,426,067	0.51	8.070	634	80.18
April-2011	27	5,177,361	0.76	7.627	652	79.27
May-2011	1	152,000	0.02	8.375	651	80.00
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	7	1,747,162	0.26	6.871	654	79.93
2.500 - 2.999	3	821,479	0.12	7.358	673	80.00
3.000 - 3.499	7	2,333,379	0.34	7.342	669	76.79
3.500 - 3.999	109	19,978,748	2.95	7.853	617	57.38
4.000 - 4.499	2,411	478,953,556	70.62	7.432	647	79.39
4.500 - 4.999	67	13,773,838	2.03	7.062	649	79.18
5.000 - 5.499	207	35,843,347	5.28	8.091	629	81.13
5.500 - 5.999	292	57,770,577	8.52	8.231	636	86.71
6.000 - 6.499	152	25,339,710	3.74	8.335	641	88.45
6.500 - 6.999	82	14,618,960	2.16	7.865	636	81.40
7.000 - 7.499	57	10,131,311	1.49	7.973	623	79.73
7.500 - 7.999	60	10,711,338	1.58	8.509	630	81.78
8.000 - 8.499	32	4,180,544	0.62	8.801	609	85.82
8.500 - 8.999	15	1,683,644	0.25	9.359	621	89.03
9.000 - 9.499	2	262,757	0.04	9.286	587	80.17
9.500 - 9.999	1	76,000	0.01	10.875	573	80.00
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	3	542,185	0.08	5.404	682	80.00
11.000 - 11.499	7	1,608,435	0.24	5.424	672	80.00
11.500 - 11.999	53	12,893,726	1.90	5.839	681	80.04
12.000 - 12.499	156	38,782,565	5.72	6.228	676	79.78
12.500 - 12.999	519	119,852,887	17.67	6.730	668	79.19
13.000 - 13.499	655	138,781,467	20.46	7.223	653	79.30
13.500 - 13.999	804	156,978,204	23.15	7.698	637	79.44
14.000 - 14.499	467	86,022,953	12.68	8.187	629	78.95
14.500 - 14.999	440	70,153,796	10.34	8.689	615	80.73
15.000 - 15.499	160	21,315,072	3.14	9.183	604	83.79
15.500 - 15.999	142	19,508,666	2.88	9.675	601	85.14
16.000 - 16.499	45	5,870,870	0.87	10.192	598	87.90
16.500 - 16.999	38	4,086,200	0.60	10.675	590	88.36
17.000 - 17.499	7	1,022,185	0.15	11.042	646	98.35
17.500 - 17.999	6	657,140	0.10	11.627	598	94.30
18.000 - 18.499	2	150,000	0.02	12.000	593	48.15
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.000 - 0.499	1	127,495	0.02	7.250	625	80.00
2.000 - 2.499	1	353,000	0.05	6.500	646	79.68
3.000 - 3.499	2	783,357	0.12	7.659	662	77.16
3.500 - 3.999	1	110,966	0.02	7.250	699	75.00
4.000 - 4.499	2	1,140,939	0.17	7.236	669	65.28
4.500 - 4.999	3	615,604	0.09	5.664	677	78.63
5.000 - 5.499	6	1,452,235	0.21	5.335	675	80.00
5.500 - 5.999	52	12,220,395	1.80	5.822	683	79.85
6.000 - 6.499	160	39,414,077	5.81	6.269	675	80.14
6.500 - 6.999	520	120,214,677	17.72	6.729	668	79.19
7.000 - 7.499	650	137,726,637	20.31	7.222	653	79.25
7.500 - 7.999	803	155,829,806	22.98	7.698	637	79.56
8.000 - 8.499	467	86,334,398	12.73	8.183	629	78.87
8.500 - 8.999	438	69,717,245	10.28	8.694	615	80.74
9.000 - 9.499	160	21,953,315	3.24	9.191	605	83.38
9.500 - 9.999	141	18,555,985	2.74	9.701	599	85.88
10.000 - 10.499	44	5,760,692	0.85	10.202	599	87.96
10.500 - 10.999	38	4,086,200	0.60	10.675	590	88.36
11.000 - 11.499	7	1,022,185	0.15	11.042	646	98.35
11.500 - 11.999	6	657,140	0.10	11.627	598	94.30
12.000 - 12.499	2	150,000	0.02	12.000	593	48.15
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	7	1,341,477	0.20	6.800	655	81.43
2.000	35	8,134,488	1.20	7.784	642	79.55
3.000	3,460	668,281,527	98.53	7.621	643	79.93
5.000	2	468,859	0.07	6.840	673	79.76
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3,497	676,782,006	99.79	7.621	643	79.93
1.500	5	908,717	0.13	7.823	583	79.28
2.000	2	535,628	0.08	6.769	625	79.79
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	7	1,236,914	0.18	6.986	649	81.69
6.000 - 6.499	3,485	674,549,783	99.46	7.619	643	79.96
6.500 - 6.999	9	1,968,386	0.29	8.563	620	69.81
7.000 - 7.499	3	471,268	0.07	7.772	583	80.00
Total:	3,504	678,226,350	100.00	7.621	643	79.93
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,047	156,760,720	21.52	8.301	641	81.34
2	1	36,050	0.00	12.200	736	100.00
6	2	307,784	0.04	9.714	588	87.26
12	179	43,022,002	5.91	8.057	650	79.66
24	2,218	374,729,384	51.43	7.652	644	80.83
36	897	142,825,790	19.60	7.552	642	80.49
48	77	10,874,590	1.49	6.821	631	81.58
Total:	4,421	728,556,320	100.00	7.785	643	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*
Number of Mortgage Loans:	3,132	Index Type:
Aggregate Principal Balance:	$450,071,477	1 Year LIBOR:	0.15%
Conforming Principal Balance Loans:	$450,071,477	6 Month LIBOR:	92.67%
Average Principal Balance:	$143,701	Fixed Rate:	7.18%
Range:	$9,984 - $488,000	W.A. Initial Periodic Cap:	2.985%
W.A. Coupon:	7.917%	W.A. Subsequent Periodic Cap:	1.002%
Range:	5.375% - 13.500%	W.A. Lifetime Rate Cap:	5.999%
W.A. Gross Margin:	4.798%	Property Type:
Range:	2.250% - 9.875%	Single Family:	70.90%
W.A. Remaining Term (months):	349	PUD:	19.00%
Range (months):	173 - 360	Condo:	7.21%
W.A. Seasoning (months):	3	2-4 Family:	2.80%
Latest Maturity Date:	May 1, 2036	Townhouse:	0.09%
State Concentration (Top 5):		Occupancy Status:
California:	18.56%	Primary:	97.27%
Minnesota:	14.12%	Investment:	2.34%
Florida:	6.43%	Second Home:	0.40%
Arizona:	6.36%	Documentation Status:
Illinois:	5.70%	Full:	66.88%
W.A. Original Combined LTV:	80.82%	Stated:	25.79%
Range:	8.46% - 100.00%	Limited:	6.29%
First Liens:	95.24%	None:	1.05%
Second Liens:	4.76%	Non-Zero W.A. Prepayment Penalty - Term (months):	27
Non-Balloon Loans:	93.90%	Loans with Prepay Penalties:	79.23%
Non-Zero W.A. FICO Score:	637	Interest Only Loans:	56.73%
		Non-Zero W.A. Interest Only Term (months):	60

* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	8	745,179	0.17	7.617	629	80.36
Fixed - 20 Year	2	96,276	0.02	11.111	638	100.00
Fixed - 30 Year	92	9,675,830	2.15	8.680	621	79.37
Balloon - 15/30	551	19,791,446	4.40	10.803	643	99.56
Balloon - 20/30	33	1,465,120	0.33	11.068	638	99.76
Balloon - 30/40	3	539,207	0.12	8.042	641	71.68
ARM - 6 Month	3	341,925	0.08	8.771	625	82.64
ARM - 6 Month IO	6	1,341,270	0.30	7.427	636	79.18
ARM - 1 Year/6 Month	15	2,529,904	0.56	8.234	626	80.88
ARM - 1 Year/6 Month IO	11	2,490,596	0.55	7.986	625	77.88
ARM - 2 Year/6 Month	956	129,497,496	28.77	8.076	626	80.28
ARM - 2 Year/6 Month IO	1,025	207,318,676	46.06	7.564	644	80.00
ARM - 2 Year/6 Month 30/40 Balloon	24	4,497,287	1.00	8.353	602	76.11
ARM - 3 Year/6 Month	148	21,413,417	4.76	7.864	627	79.64
ARM - 3 Year/6 Month IO	193	37,166,562	8.26	7.474	646	79.10
ARM - 3 Year/6 Month 30/40 Balloon	6	1,165,964	0.26	8.000	642	62.05
ARM - 5 Year/6 Month	18	2,975,091	0.66	7.940	643	84.24
ARM - 5 Year/6 Month IO	36	6,327,230	1.41	7.727	643	79.07
ARM - 1 Year IO	1	340,000	0.08	7.750	602	80.00
ARM - 5 Year/1 Year IO	1	353,000	0.08	6.500	646	79.68
Total:	3,132	450,071,477	100.00	7.917	637	80.82

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,859	194,734,143	43.27	8.389	627	82.12
60	1,270	254,384,575	56.52	7.558	644	79.82
120	3	952,760	0.21	7.134	656	80.00
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	542	17,467,241	3.88	10.601	635	96.39
50,000.01 - 100,000.00	598	44,799,259	9.95	8.827	625	83.73
100,000.01 - 150,000.00	725	90,602,732	20.13	7.904	628	80.10
150,000.01 - 200,000.00	537	93,845,135	20.85	7.687	635	79.73
200,000.01 - 250,000.00	314	70,432,774	15.65	7.699	635	79.68
250,000.01 - 300,000.00	178	48,648,486	10.81	7.592	646	79.19
300,000.01 - 350,000.00	119	38,459,079	8.55	7.577	650	79.29
350,000.01 - 400,000.00	86	32,169,844	7.15	7.491	651	80.47
400,000.01 - 450,000.00	32	13,158,927	2.92	7.410	654	80.44
450,000.01 - 500,000.00	1	488,000	0.11	7.375	790	80.00
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	542	17,467,241	3.88	10.601	635	96.39
50,000.01 - 100,000.00	600	44,997,558	10.00	8.822	625	83.68
100,000.01 - 150,000.00	725	90,704,142	20.15	7.904	628	80.12
150,000.01 - 200,000.00	535	93,545,427	20.78	7.687	635	79.72
200,000.01 - 250,000.00	314	70,432,774	15.65	7.699	635	79.68
250,000.01 - 300,000.00	178	48,648,486	10.81	7.592	646	79.19
300,000.01 - 350,000.00	119	38,459,079	8.55	7.577	650	79.29
350,000.01 - 400,000.00	87	32,569,814	7.24	7.488	651	80.59
400,000.01 - 450,000.00	31	12,758,957	2.83	7.415	654	80.14
450,000.01 - 500,000.00	1	488,000	0.11	7.375	790	80.00
Total:	3,132	450,071,477	100	7.917	637	80.82

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	559	20,536,626	4.56	10.687	642	98.86
181 - 240	35	1,561,396	0.35	11.070	638	99.78
301 - 360	2,538	427,973,455	95.09	7.772	636	79.88
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	2	526,667	0.12	5.416	684	80.00
5.500 - 5.999	24	4,682,296	1.04	5.824	672	79.86
6.000 - 6.499	91	18,718,721	4.16	6.250	676	79.08
6.500 - 6.999	321	63,937,775	14.21	6.739	666	79.55
7.000 - 7.499	433	84,154,605	18.70	7.228	651	78.86
7.500 - 7.999	570	98,168,348	21.81	7.708	632	79.36
8.000 - 8.499	380	62,710,054	13.93	8.201	624	79.16
8.500 - 8.999	396	55,638,724	12.36	8.690	615	80.14
9.000 - 9.499	160	17,020,928	3.78	9.193	611	84.56
9.500 - 9.999	210	18,407,441	4.09	9.689	606	87.55
10.000 - 10.499	133	8,613,540	1.91	10.203	618	91.97
10.500 - 10.999	120	6,468,277	1.44	10.728	618	94.59
11.000 - 11.499	73	3,221,693	0.72	11.177	627	98.71
11.500 - 11.999	77	3,168,284	0.70	11.658	621	98.71
12.000 - 12.499	68	2,247,952	0.50	12.064	601	96.35
12.500 - 12.999	59	1,993,327	0.44	12.606	595	99.90
13.000 - 13.499	13	353,957	0.08	13.027	587	100.00
13.500 - 13.999	2	38,888	0.01	13.500	589	100.00
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	32	4,529,469	1.01	7.970	616	41.53
50.01 - 55.00	18	3,041,787	0.68	7.948	609	53.45
55.01 - 60.00	20	2,638,198	0.59	8.217	614	57.88
60.01 - 65.00	45	7,093,887	1.58	8.182	601	63.51
65.01 - 70.00	63	10,972,582	2.44	7.949	612	68.72
70.01 - 75.00	78	14,143,870	3.14	8.381	608	74.06
75.01 - 80.00	1,904	330,297,382	73.39	7.552	644	79.91
80.01 - 85.00	93	15,189,526	3.37	8.343	599	84.34
85.01 - 90.00	142	21,326,384	4.74	8.768	617	89.69
90.01 - 95.00	85	9,684,339	2.15	8.697	627	94.63
95.01 - 100.00	652	31,154,053	6.92	10.436	636	99.94
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	1	104,262	0.02	7.650	514	80.00
525 - 549	44	6,062,888	1.35	9.195	544	74.22
550 - 574	152	21,843,306	4.85	8.813	564	76.91
575 - 599	627	78,461,110	17.43	8.519	589	80.98
600 - 624	691	95,506,104	21.22	7.977	612	81.58
625 - 649	576	86,551,970	19.23	7.797	638	80.99
650 - 674	511	74,693,437	16.6	7.692	661	81.15
675 - 699	251	39,707,369	8.82	7.354	685	80.80
700 - 724	127	23,272,673	5.17	7.185	711	80.02
725 - 749	92	13,918,764	3.09	7.411	738	81.59
750 - 774	48	7,450,370	1.66	7.233	759	82.01
775 - 799	9	1,761,130	0.39	7.249	785	81.10
800 - 824	3	738,095	0.16	7.325	807	80.00
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	309	83,528,946	18.56	7.392	656	78.46
Minnesota	458	63,541,683	14.12	7.763	637	81.69
Florida	190	28,922,294	6.43	8.066	652	80.59
Arizona	174	28,635,687	6.36	7.663	643	79.78
Illinois	192	25,634,531	5.70	8.459	630	82.62
Michigan	225	20,750,933	4.61	8.343	629	83.56
Washington	116	19,391,678	4.31	7.690	637	81.04
Texas	130	15,992,630	3.55	7.806	626	82.15
Wisconsin	168	15,146,503	3.37	8.427	640	82.31
Maryland	75	14,802,714	3.29	7.974	623	78.03
Colorado	96	14,606,847	3.25	7.566	632	81.23
Nevada	61	11,972,111	2.66	7.467	648	79.14
Virginia	60	11,888,472	2.64	8.021	623	81.35
Ohio	135	11,468,481	2.55	8.462	614	85.32
Tennessee	64	7,079,738	1.57	8.002	631	82.49
Indiana	77	6,527,322	1.45	8.498	618	82.96
North Carolina	68	6,391,692	1.42	8.453	612	83.40
Kentucky	64	5,873,229	1.30	8.041	621	83.51
Georgia	42	5,652,179	1.26	8.333	621	83.89
Missouri	60	5,069,721	1.13	8.374	618	83.26
Oregon	25	4,899,104	1.09	8.063	632	81.61
Pennsylvania	46	4,590,644	1.02	8.399	623	82.08
Connecticut	20	3,854,425	0.86	8.100	603	75.24
New Jersey	19	3,600,514	0.80	8.200	636	76.27
Utah	26	3,170,661	0.70	8.212	626	83.31
New York	13	3,143,076	0.70	8.423	632	70.06
South Carolina	28	2,530,583	0.56	9.116	606	85.24
Idaho	18	2,387,867	0.53	8.347	626	79.13
Alabama	21	2,096,696	0.47	8.813	637	86.85
Louisiana	17	1,803,374	0.40	8.482	646	80.86
New Mexico	13	1,694,452	0.38	8.131	617	77.58
Iowa	18	1,619,135	0.36	8.612	624	79.81
Delaware	7	1,251,489	0.28	7.984	603	74.90
District of Columbia	7	1,204,335	0.27	8.035	603	70.67
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Massachusetts	6	1,171,744	0.26	9.554	587	74.64
Mississippi	16	1,158,345	0.26	8.591	616	84.02
Arkansas	18	961,152	0.21	8.622	630	81.44
Montana	5	739,599	0.16	8.003	628	83.12
Oklahoma	7	716,495	0.16	9.167	606	89.12
West Virginia	4	681,000	0.15	7.827	629	79.70
Kansas	7	623,710	0.14	8.718	626	85.40
Wyoming	5	576,155	0.13	7.979	610	83.37
New Hampshire	4	575,073	0.13	7.459	682	80.00
Hawaii	2	566,962	0.13	7.702	574	59.16
Nebraska	7	388,063	0.09	8.137	666	83.34
Vermont	2	304,574	0.07	7.645	650	76.48
South Dakota	3	303,293	0.07	8.770	630	80.48
Rhode Island	1	274,000	0.06	10.500	582	89.84
Maine	1	131,200	0.03	7.750	643	80.00
Alaska	1	118,000	0.03	8.000	652	80.00
North Dakota	1	58,367	0.01	8.875	603	80.00
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	3,047	437,775,139	97.27	7.902	636	80.92
Investment	74	10,512,183	2.34	8.493	655	76.71
Second Home	11	1,784,155	0.40	8.091	693	80.69
Total:	3,132	450,071,477	100	7.917	637	80.82

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	2,285	301,008,454	66.88	7.954	623	81.43
Stated Documentation	678	116,051,539	25.79	7.834	671	79.74
Limited	141	28,308,164	6.29	7.780	633	80.33
No Documentation	28	4,703,320	1.05	8.405	679	71.33
Total:	3,132	450,071,477	100	7.917	637	80.82

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,039	288,282,210	64.05	7.806	646	81.92
Refinance - Cashout	874	135,078,067	30.01	8.114	618	78.38
Refinance - Rate Term	219	26,711,200	5.93	8.117	629	81.24
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,348	319,105,403	70.90	8.010	634	80.95
PUD	482	85,491,300	19.00	7.592	640	80.69
Condo	214	32,463,849	7.21	7.812	648	80.57
2-4 Family	85	12,587,738	2.80	8.034	649	79.15
Townhouse	3	423,188	0.09	7.781	608	74.37
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
July-2006	4	667,393	0.16	7.574	636	84.80
August-2006	2	599,228	0.14	8.496	628	76.01
September-2006	2	294,173	0.07	6.655	651	76.55
October-2006	1	122,400	0.03	7.000	602	80.00
January-2007	2	374,050	0.09	7.402	678	80.00
February-2007	8	2,003,849	0.48	8.717	633	79.80
March-2007	8	1,380,412	0.33	7.772	622	82.65
April-2007	7	1,242,588	0.30	7.860	597	74.92
May-2007	2	359,600	0.09	7.296	619	80.00
July-2007	1	187,600	0.04	6.750	636	80.00
August-2007	2	119,271	0.03	7.884	616	87.34
September-2007	4	795,257	0.19	7.049	629	84.05
October-2007	11	1,674,546	0.40	7.267	645	85.85
November-2007	43	8,611,935	2.06	7.071	642	80.32
December-2007	85	15,248,895	3.65	7.523	639	81.22
January-2008	364	63,327,669	15.16	7.511	640	80.49
February-2008	463	78,554,965	18.80	7.776	637	79.93
March-2008	537	89,605,597	21.45	7.877	633	79.96
April-2008	434	73,542,853	17.60	7.951	637	79.70
May-2008	62	9,766,360	2.34	8.188	628	78.61
September-2008	1	240,000	0.06	6.875	635	79.47
October-2008	3	688,751	0.16	6.400	691	80.53
November-2008	5	763,975	0.18	7.594	631	83.05
December-2008	19	3,554,074	0.85	7.403	622	78.79
January-2009	56	10,055,383	2.41	7.163	653	78.94
February-2009	90	15,111,893	3.62	7.634	637	78.87
March-2009	87	14,802,639	3.54	7.673	644	79.14
April-2009	76	13,224,957	3.17	8.008	626	78.33
May-2009	9	1,182,783	0.28	7.866	657	80.00
August-2010	1	118,240	0.03	6.875	679	79.97
November-2010	1	163,200	0.04	7.250	654	80.00
January-2011	7	1,202,724	0.29	7.298	655	82.30
February-2011	14	2,710,192	0.65	7.336	661	81.77
March-2011	15	2,177,904	0.52	8.397	610	79.55
April-2011	16	3,131,060	0.75	7.855	644	80.02
May-2011	1	152,000	0.04	8.375	651	80.00
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	4	834,762	0.20	6.814	654	79.86
2.500 - 2.999	1	157,872	0.04	6.375	713	80.00
3.000 - 3.499	2	320,017	0.08	8.045	601	73.54
3.500 - 3.999	75	12,142,649	2.91	8.080	611	56.45
4.000 - 4.499	1,619	284,266,735	68.05	7.563	642	79.30
4.500 - 4.999	51	9,937,042	2.38	6.972	649	79.65
5.000 - 5.499	168	27,509,263	6.58	8.073	626	81.05
5.500 - 5.999	207	35,319,263	8.45	8.337	629	86.61
6.000 - 6.499	112	16,667,717	3.99	8.402	635	87.81
6.500 - 6.999	61	9,442,244	2.26	8.115	630	81.58
7.000 - 7.499	48	8,545,389	2.05	7.943	618	79.25
7.500 - 7.999	51	7,536,898	1.80	8.571	615	82.28
8.000 - 8.499	29	3,543,988	0.85	8.882	603	86.01
8.500 - 8.999	12	1,195,824	0.29	9.387	620	89.27
9.000 - 9.499	2	262,757	0.06	9.286	587	80.17
9.500 - 9.999	1	76,000	0.02	10.875	573	80.00
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	1	95,597	0.02	7.875	659	80.00
11.000 - 11.499	3	682,867	0.16	5.607	673	80.00
11.500 - 11.999	27	5,510,293	1.32	5.940	667	79.86
12.000 - 12.499	87	18,014,651	4.31	6.251	677	79.37
12.500 - 12.999	318	62,987,495	15.08	6.742	667	79.55
13.000 - 13.499	428	83,501,238	19.99	7.228	651	78.95
13.500 - 13.999	551	95,917,012	22.96	7.706	632	79.40
14.000 - 14.499	357	60,083,844	14.38	8.202	624	79.38
14.500 - 14.999	363	53,191,198	12.73	8.684	614	79.91
15.000 - 15.499	118	15,020,805	3.60	9.188	605	83.14
15.500 - 15.999	112	13,772,802	3.30	9.704	594	84.91
16.000 - 16.499	38	4,998,821	1.20	10.191	591	86.75
16.500 - 16.999	29	2,871,175	0.69	10.711	586	90.02
17.000 - 17.499	5	449,602	0.11	11.096	613	99.42
17.500 - 17.999	5	561,018	0.13	11.605	582	95.03
18.000 - 18.499	1	100,000	0.02	12.000	590	22.22
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	1	353,000	0.08	6.500	646	79.68
3.500 - 3.999	1	110,966	0.03	7.250	699	75.00
4.000 - 4.499	1	360,939	0.09	6.125	714	67.04
4.500 - 4.999	1	169,017	0.04	7.750	653	75.00
5.000 - 5.499	2	526,667	0.13	5.416	684	80.00
5.500 - 5.999	26	4,836,963	1.16	5.909	670	79.34
6.000 - 6.499	89	18,049,174	4.32	6.267	675	79.63
6.500 - 6.999	320	63,471,273	15.19	6.739	666	79.55
7.000 - 7.499	426	83,293,316	19.94	7.228	651	78.89
7.500 - 7.999	550	95,692,504	22.91	7.708	632	79.46
8.000 - 8.499	358	60,475,111	14.48	8.201	624	79.28
8.500 - 8.999	361	52,996,089	12.69	8.688	613	80.05
9.000 - 9.499	117	14,750,059	3.53	9.199	605	83.21
9.500 - 9.999	113	13,802,901	3.30	9.710	595	85.06
10.000 - 10.499	37	4,888,643	1.17	10.203	592	86.79
10.500 - 10.999	29	2,871,175	0.69	10.711	586	90.02
11.000 - 11.499	5	449,602	0.11	11.096	613	99.42
11.500 - 11.999	5	561,018	0.13	11.605	582	95.03
12.000 - 12.499	1	100,000	0.02	12.000	590	22.22
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	5	860,193	0.21	7.165	645	83.72
2.000	28	5,507,181	1.32	7.712	631	80.40
3.000	2,408	410,922,186	98.36	7.754	637	79.89
5.000	2	468,859	0.11	6.840	673	79.76
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2,437	416,496,702	99.70	7.752	637	79.91
1.500	5	908,717	0.22	7.823	583	79.28
2.000	1	353,000	0.08	6.500	646	79.68
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	7	1,236,914	0.30	6.986	649	81.69
6.000 - 6.499	2,427	415,135,689	99.37	7.751	637	79.93
6.500 - 6.999	7	1,097,176	0.26	8.434	606	69.79
7.000 - 7.499	2	288,640	0.07	8.077	582	80.00
Total:	2,443	417,758,419	100	7.751	637	79.91
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	780	93,483,856	20.77	8.502	630	81.32
6	2	307,784	0.07	9.714	588	87.26
12	122	21,756,068	4.83	8.264	642	79.27
24	1,559	233,244,460	51.82	7.764	639	80.80
36	669	101,279,309	22.50	7.648	637	80.70
Total:	3,132	450,071,477	100	7.917	637	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*
Number of Mortgage Loans:	1,289	Index Type:
Aggregate Principal Balance:	$278,484,843	6 Month LIBOR:	93.53%
Conforming Principal Balance Loans:	$179,582,291	Fixed Rate:	6.47%
Average Principal Balance:	$216,047	W.A. Initial Periodic Cap:	2.986%
Range:	$11,976 - $848,856	W.A. Subsequent Periodic Cap:	1.001%
W.A. Coupon:	7.572%	W.A. Lifetime Rate Cap:	6.002%
Range:	4.875% - 12.650%	Property Type:
W.A. Gross Margin:	4.648%	Single Family:	46.76%
Range:	2.117% - 8.875%	PUD:	45.55%
W.A. Remaining Term (months):	349	Condo:	6.62%
Range (months):	169 - 360	2-4 Family:	0.82%
W.A. Seasoning (months):	3	Townhouse:	0.22%
Latest Maturity Date:	May 1, 2036	Modular:	0.04%
State Concentration (Top 5):		Occupancy Status:
California:	37.29%	Primary:	97.39%
Florida:	9.04%	Investment:	1.89%
Arizona:	7.35%	Second Home:	0.72%
Ohio:	4.93%	Documentation Status:
Texas:	4.79%	Full:	53.07%
W.A. Original Combined LTV:	80.82%	Stated:	33.24%
Range:	29.66% - 100.00%	Limited:	11.59%
First Liens:	95.60%	None:	2.10%
Second Liens:	4.40%	Non-Zero W.A. Prepayment Penalty - Term (months):	26
Non-Balloon Loans:	94.86%	Loans with Prepay Penalties:	77.28%
Non-Zero W.A. FICO Score:	653	Interest Only Loans:	71.71%
		Non-Zero W.A. Interest Only Term (months):	60
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	5	229,848	0.08	8.586	590	59.63
Fixed - 20 Year	3	136,024	0.05	11.167	659	90.66
Fixed - 30 Year	40	5,534,672	1.99	8.197	643	81.49
Balloon - 15/30	177	11,925,229	4.28	10.686	659	98.90
Balloon - 20/30	3	191,138	0.07	9.750	684	97.26
ARM - 6 Month	1	339,283	0.12	6.000	698	79.99
ARM - 6 Month IO	2	330,400	0.12	7.640	613	77.22
ARM - 1 Year/6 Month	1	197,295	0.07	6.625	616	76.15
ARM - 1 Year/6 Month IO	6	2,694,354	0.97	7.981	685	77.90
ARM - 2 Year/6 Month	287	47,189,260	16.95	7.990	635	80.04
ARM - 2 Year/6 Month IO	539	161,885,773	58.13	7.311	655	79.93
ARM - 2 Year/6 Month 30/40 Balloon	4	1,649,530	0.59	8.648	647	76.16
ARM - 3 Year/6 Month	66	9,281,515	3.33	7.463	644	82.94
ARM - 3 Year/6 Month IO	125	30,496,463	10.95	6.989	662	79.93
ARM - 3 Year/6 Month 30/40 Balloon	3	537,961	0.19	7.443	632	85.38
ARM - 5 Year/6 Month	8	1,585,009	0.57	7.233	696	73.20
ARM - 5 Year/6 Month IO	19	4,281,089	1.54	7.067	666	80.13
Total:	1,289	278,484,843	100	7.572	653	80.82

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	598	78,796,764	28.29	8.345	642	83.14
60	691	199,688,079	71.71	7.267	657	79.9
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	108	4,008,175	1.44	10.334	630	90.98
50,000.01 - 100,000.00	193	14,420,880	5.18	9.163	636	87.48
100,000.01 - 150,000.00	268	33,535,567	12.04	7.925	636	81.48
150,000.01 - 200,000.00	206	36,196,651	13.00	7.565	642	80.82
200,000.01 - 250,000.00	108	24,043,193	8.63	7.370	652	80.68
250,000.01 - 300,000.00	87	23,844,423	8.56	7.185	656	79.77
300,000.01 - 350,000.00	86	27,728,125	9.96	7.150	660	80.41
350,000.01 - 400,000.00	36	13,300,794	4.78	7.090	665	80.96
400,000.01 - 450,000.00	58	25,000,794	8.98	7.435	675	81.77
450,000.01 - 500,000.00	53	25,143,046	9.03	7.429	654	79.87
500,000.01 - 550,000.00	31	16,230,283	5.83	7.346	661	80.17
550,000.01 - 600,000.00	26	14,852,617	5.33	7.245	663	80.46
600,000.01 - 650,000.00	11	6,940,944	2.49	7.654	662	79.62
650,000.01 - 700,000.00	7	4,729,294	1.70	7.654	646	73.68
700,000.01 - 750,000.00	6	4,429,353	1.59	7.882	651	76.46
750,000.01 - 800,000.00	2	1,579,950	0.57	7.560	650	72.33
800,000.01 - 850,000.00	3	2,500,755	0.90	7.463	639	68.48
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	108	4,008,175	1.44	10.334	630	90.98
50,000.01 - 100,000.00	194	14,520,837	5.21	9.155	636	87.43
100,000.01 - 150,000.00	268	33,585,385	12.06	7.922	637	81.48
150,000.01 - 200,000.00	205	36,046,876	12.94	7.566	642	80.82
200,000.01 - 250,000.00	108	24,043,193	8.63	7.370	652	80.68
250,000.01 - 300,000.00	87	23,844,423	8.56	7.185	656	79.77
300,000.01 - 350,000.00	86	27,728,125	9.96	7.150	660	80.41
350,000.01 - 400,000.00	36	13,300,794	4.78	7.090	665	80.96
400,000.01 - 450,000.00	58	25,000,794	8.98	7.435	675	81.77
450,000.01 - 500,000.00	53	25,143,046	9.03	7.429	654	79.87
500,000.01 - 550,000.00	31	16,230,283	5.83	7.346	661	80.17
550,000.01 - 600,000.00	26	14,852,617	5.33	7.245	663	80.46
600,000.01 - 650,000.00	11	6,940,944	2.49	7.654	662	79.62
650,000.01 - 700,000.00	7	4,729,294	1.70	7.654	646	73.68
700,000.01 - 750,000.00	6	4,429,353	1.59	7.882	651	76.46
750,000.01 - 800,000.00	2	1,579,950	0.57	7.560	650	72.33
800,000.01 - 850,000.00	3	2,500,755	0.90	7.463	639	68.48
Total:	1,289	278,484,843	100	7.572	653	80.82

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	182	12,155,077	4.36	10.646	658	98.16
181 - 240	6	327,162	0.12	10.339	673	94.52
301 - 360	1,101	266,002,603	95.52	7.428	653	80.01
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	446,588	0.16	4.875	686	80.00
5.000 - 5.499	4	925,568	0.33	5.289	670	80.00
5.500 - 5.999	26	7,383,432	2.65	5.764	692	80.18
6.000 - 6.499	71	21,302,742	7.65	6.205	674	80.13
6.500 - 6.999	203	57,109,351	20.51	6.725	671	78.79
7.000 - 7.499	233	56,596,373	20.32	7.217	655	79.84
7.500 - 7.999	262	62,226,277	22.34	7.684	646	79.48
8.000 - 8.499	115	26,103,708	9.37	8.150	641	77.93
8.500 - 8.999	91	18,362,015	6.59	8.703	620	83.52
9.000 - 9.499	59	8,459,373	3.04	9.165	615	85.17
9.500 - 9.999	58	7,114,275	2.55	9.672	641	91.22
10.000 - 10.499	35	2,964,527	1.06	10.274	645	95.90
10.500 - 10.999	46	4,008,838	1.44	10.715	636	93.80
11.000 - 11.499	29	2,377,232	0.85	11.129	642	98.68
11.500 - 11.999	23	1,274,015	0.46	11.726	628	98.22
12.000 - 12.499	24	1,495,408	0.54	12.139	608	95.71
12.500 - 12.999	8	335,119	0.12	12.526	590	99.95
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	17	1,381,338	0.50	8.198	622	41.12
50.01 - 55.00	5	812,420	0.29	8.099	576	52.67
55.01 - 60.00	7	1,147,989	0.41	7.327	636	57.11
60.01 - 65.00	16	6,344,280	2.28	7.503	629	63.56
65.01 - 70.00	15	4,154,747	1.49	7.646	656	68.51
70.01 - 75.00	30	10,600,948	3.81	7.968	622	73.63
75.01 - 80.00	878	213,764,241	76.76	7.235	657	79.94
80.01 - 85.00	31	5,349,549	1.92	8.535	624	84.54
85.01 - 90.00	66	12,800,367	4.60	8.438	641	89.83
90.01 - 95.00	25	5,619,466	2.02	8.919	636	94.78
95.01 - 100.00	199	16,509,497	5.93	10.183	659	99.93
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
525 - 549	8	694,612	0.25	9.025	545	75.47
550 - 574	45	8,330,633	2.99	9.041	564	78.23
575 - 599	176	27,651,635	9.93	8.298	589	80.75
600 - 624	252	48,256,201	17.33	7.738	613	80.73
625 - 649	234	51,141,115	18.36	7.517	638	80.69
650 - 674	254	65,676,478	23.58	7.368	661	80.23
675 - 699	148	33,792,890	12.13	7.374	685	82.15
700 - 724	69	16,191,397	5.81	7.315	711	81.42
725 - 749	55	12,969,654	4.66	7.026	735	82.35
750 - 774	30	9,107,659	3.27	7.074	763	81.14
775 - 799	13	3,090,098	1.11	6.987	787	79.89
800 - 824	5	1,582,470	0.57	6.943	808	81.70
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	296	103,856,446	37.29	7.195	668	80.46
Florida	117	25,177,050	9.04	7.855	655	81.55
Arizona	92	20,469,779	7.35	7.825	642	77.98
Ohio	131	13,734,151	4.93	7.515	626	83.84
Texas	103	13,334,406	4.79	7.425	638	80.12
Maryland	43	12,565,465	4.51	7.723	666	81.61
Minnesota	58	12,153,425	4.36	7.816	644	79.80
Virginia	31	8,860,991	3.18	8.065	646	79.94
Nevada	25	7,175,432	2.58	7.183	671	80.70
Michigan	60	6,794,314	2.44	7.942	637	82.69
Washington	23	6,649,025	2.39	7.273	641	79.56
Illinois	30	6,325,382	2.27	8.098	638	81.03
Tennessee	38	5,914,510	2.12	7.635	616	79.76
Colorado	17	3,563,593	1.28	7.294	650	80.68
Oregon	13	3,129,274	1.12	7.848	662	83.49
Kentucky	26	2,908,872	1.04	7.764	638	83.65
Georgia	17	2,594,203	0.93	7.780	639	80.77
North Carolina	18	2,485,529	0.89	8.023	627	81.04
Indiana	18	2,438,318	0.88	7.956	622	82.13
Wisconsin	15	2,294,473	0.82	8.846	609	83.99
Missouri	19	2,149,293	0.77	8.996	617	86.13
Pennsylvania	19	2,123,106	0.76	7.839	660	85.17
South Carolina	13	1,850,946	0.66	7.964	640	81.05
New Mexico	10	1,570,992	0.56	7.958	653	84.78
New Jersey	3	1,542,793	0.55	9.890	623	84.71
Idaho	8	821,568	0.30	7.819	626	77.78
Mississippi	10	687,904	0.25	9.125	611	84.26
Arkansas	8	640,159	0.23	8.067	643	81.90
District of Columbia	1	600,000	0.22	6.625	665	63.16
New York	1	419,793	0.15	9.500	616	100.00
Utah	2	407,825	0.15	7.307	753	80.00
Louisiana	3	407,317	0.15	7.726	626	80.10
Hawaii	1	384,699	0.14	6.750	652	80.00
Alabama	3	381,650	0.14	8.303	634	80.00
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Alaska	1	359,200	0.13	7.750	686	80.00
Iowa	3	357,103	0.13	9.637	575	80.00
Massachusetts	1	338,531	0.12	8.875	743	90.00
Oklahoma	3	296,552	0.11	9.069	608	82.22
Maine	2	203,965	0.07	7.779	593	66.56
West Virginia	2	193,414	0.07	8.982	611	88.13
Vermont	1	121,000	0.04	7.875	550	60.50
Montana	2	109,462	0.04	10.648	546	85.00
Kansas	2	92,931	0.03	10.322	620	72.64
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,252	271,216,101	97.39	7.559	652	80.79
Investment	29	5,265,517	1.89	7.901	706	79.89
Second Home	8	2,003,225	0.72	8.421	662	86.85
Total:	1,289	278,484,843	100	7.572	653	80.82

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full	796	147,787,103	53.07	7.548	635	81.32
Stated Documentation	362	92,567,924	33.24	7.527	680	80.02
Limited	101	32,270,990	11.59	7.675	647	80.95
No Documentation	30	5,858,827	2.10	8.289	711	79.93
Total:	1,289	278,484,843	100	7.572	653	80.82

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,073	233,585,127	83.88	7.495	657	81.23
Refinance - Cashout	183	39,789,411	14.29	7.971	631	78.65
Refinance - Rate Term	33	5,110,305	1.84	7.955	624	78.82
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	603	130,211,385	46.76	7.701	649	81.04
PUD	579	126,846,595	45.55	7.390	656	80.60
Condo	94	18,431,512	6.62	7.923	655	81.04
2-4 Family	11	2,278,051	0.82	7.604	654	82.63
Townhouse	1	600,000	0.22	6.625	665	63.16
Modular	1	117,300	0.04	8.875	616	85.00
Total:	1,289	278,484,843	100	7.572	653	80.82

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
July-2006	1	339,283	0.13	6.000	698	79.99
August-2006	1	142,000	0.05	6.500	607	71.00
October-2006	1	188,400	0.07	8.500	618	81.91
January-2007	2	633,295	0.24	7.744	725	78.80
February-2007	2	758,800	0.29	7.448	730	79.95
March-2007	1	650,400	0.25	7.500	627	66.57
April-2007	2	849,154	0.33	8.687	642	83.67
August-2007	1	75,149	0.03	8.250	582	85.00
September-2007	1	137,002	0.05	6.875	660	47.57
October-2007	16	5,389,354	2.07	6.369	695	81.16
November-2007	7	2,796,407	1.07	6.427	668	80.84
December-2007	44	12,976,810	4.98	7.189	665	80.63
January-2008	127	34,510,111	13.25	7.257	656	79.52
February-2008	176	45,978,637	17.65	7.636	643	80.41
March-2008	219	52,197,278	20.04	7.603	648	79.53
April-2008	218	51,122,927	19.63	7.563	650	79.93
May-2008	21	5,540,889	2.13	7.714	636	79.38
September-2008	1	175,200	0.07	7.125	582	80.00
October-2008	2	729,635	0.28	5.950	672	88.01
November-2008	3	754,418	0.29	7.656	660	80.00
December-2008	9	2,488,470	0.96	6.959	682	82.85
January-2009	41	9,828,918	3.77	6.688	672	79.63
February-2009	34	5,736,223	2.20	7.367	646	80.26
March-2009	50	10,343,835	3.97	7.153	649	80.58
April-2009	51	9,872,140	3.79	7.363	653	80.93
May-2009	3	387,100	0.15	7.891	643	85.18
October-2010	1	292,000	0.11	5.250	659	80.00
November-2010	1	340,000	0.13	6.875	611	80.00
December-2010	1	362,300	0.14	7.625	668	80.00
January-2011	4	1,199,489	0.46	6.937	704	73.30
February-2011	3	377,846	0.15	6.632	701	80.00
March-2011	6	1,248,163	0.48	7.500	676	81.30
April-2011	11	2,046,300	0.79	7.280	664	78.13
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000 - 2.499	3	912,400	0.35	6.923	654	80.00
2.500 - 2.999	2	663,607	0.25	7.592	663	80.00
3.000 - 3.499	5	2,013,362	0.77	7.230	680	77.31
3.500 - 3.999	34	7,836,099	3.01	7.502	626	58.83
4.000 - 4.499	792	194,686,821	74.75	7.242	655	79.51
4.500 - 4.999	16	3,836,796	1.47	7.295	649	77.97
5.000 - 5.499	39	8,334,084	3.20	8.150	637	81.39
5.500 - 5.999	85	22,451,314	8.62	8.065	647	86.87
6.000 - 6.499	40	8,671,993	3.33	8.206	653	89.67
6.500 - 6.999	21	5,176,716	1.99	7.410	647	81.09
7.000 - 7.499	9	1,585,921	0.61	8.131	649	82.32
7.500 - 7.999	9	3,174,441	1.22	8.361	665	80.60
8.000 - 8.499	3	636,557	0.24	8.355	643	84.73
8.500 - 8.999	3	487,821	0.19	9.289	623	88.43
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	2	446,588	0.17	4.875	686	80.00
11.000 - 11.499	4	925,568	0.36	5.289	670	80.00
11.500 - 11.999	26	7,383,432	2.83	5.764	692	80.18
12.000 - 12.499	69	20,767,915	7.97	6.209	676	80.13
12.500 - 12.999	201	56,865,392	21.83	6.717	670	78.78
13.000 - 13.499	227	55,280,228	21.22	7.216	655	79.83
13.500 - 13.999	253	61,061,192	23.44	7.685	646	79.49
14.000 - 14.499	110	25,939,108	9.96	8.154	640	77.94
14.500 - 14.999	77	16,962,598	6.51	8.703	618	83.32
15.000 - 15.499	42	6,294,267	2.42	9.171	602	85.34
15.500 - 15.999	30	5,735,865	2.20	9.607	617	85.69
16.000 - 16.499	7	872,048	0.33	10.197	639	94.49
16.500 - 16.999	9	1,215,025	0.47	10.589	601	84.44
17.000 - 17.499	2	572,583	0.22	11.000	672	97.51
17.500 - 17.999	1	96,122	0.04	11.750	694	90.00
18.000 - 18.499	1	50,000	0.02	12.000	599	100.00
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.000 - 0.499	1	127,495	0.05	7.250	625	80.00
3.000 - 3.499	2	783,357	0.30	7.659	662	77.16
4.000 - 4.499	1	780,000	0.30	7.750	648	64.46
4.500 - 4.999	2	446,588	0.17	4.875	686	80.00
5.000 - 5.499	4	925,568	0.36	5.289	670	80.00
5.500 - 5.999	26	7,383,432	2.83	5.764	692	80.18
6.000 - 6.499	71	21,364,903	8.20	6.270	674	80.58
6.500 - 6.999	200	56,743,404	21.79	6.718	670	78.78
7.000 - 7.499	224	54,433,321	20.90	7.213	655	79.78
7.500 - 7.999	253	60,137,303	23.09	7.683	646	79.73
8.000 - 8.499	109	25,859,287	9.93	8.140	640	77.93
8.500 - 8.999	77	16,721,156	6.42	8.710	618	82.94
9.000 - 9.499	43	7,203,255	2.77	9.176	605	83.72
9.500 - 9.999	28	4,753,085	1.82	9.672	613	88.24
10.000 - 10.499	7	872,048	0.33	10.197	639	94.49
10.500 - 10.999	9	1,215,025	0.47	10.589	601	84.44
11.000 - 11.499	2	572,583	0.22	11.000	672	97.51
11.500 - 11.999	1	96,122	0.04	11.750	694	90.00
12.000 - 12.499	1	50,000	0.02	12.000	599	100.00
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2	481,283	0.18	6.148	671	77.34
2.000	7	2,627,307	1.01	7.934	665	77.76
3.000	1,052	257,359,341	98.81	7.408	653	80.00
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,060	260,285,304	99.93	7.411	653	79.98
2.000	1	182,628	0.07	7.290	584	80.00
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	1,058	259,414,094	99.60	7.407	653	80.01
6.500 - 6.999	2	871,210	0.33	8.726	638	69.84
7.000 - 7.499	1	182,628	0.07	7.290	584	80.00
Total:	1,061	260,467,932	100	7.411	653	79.98
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	267	63,276,864	22.72	8.006	658	81.37
2	1	36,050	0.01	12.200	736	100.00
12	57	21,265,933	7.64	7.845	657	80.06
24	659	141,484,924	50.81	7.468	651	80.87
36	228	41,546,481	14.92	7.317	653	79.97
48	77	10,874,590	3.90	6.821	631	81.58
Total:	1,289	278,484,843	100	7.572	653	80.82

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997
Karan Mehta	212-250-0869
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978
Reta Chandra	212-250-2729